SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 03/31/2004
FILE NUMBER 811-3826
SERIES NO.: 3

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                       110
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                        40
              Class C Shares                       141
              Class K Shares                        62
              Investor Class                    20,759


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 49.94
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 49.33
              Class C Shares                   $ 47.62
              Class K Shares                   $ 48.57
              Investor Class                   $ 49.88